UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2007

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Amendment to the Polycom, Inc. 2004 Equity Incentive Plan

On March 2, 2007, the Board of Directors (the “Board”) of Polycom, Inc. (“Polycom”) approved an amendment to the Polycom, Inc. 2004 Equity Incentive Plan (the “Plan”) decreasing the number of stock options automatically granted to nonemployee directors upon joining the Board, effective March 2, 2007. Prior to such amendment, a nonemployee director received an initial, one-time grant of options to purchase 35,000 shares of Polycom common stock upon joining the Board. As amended, the Plan provides for an initial, one-time grant of options to purchase 20,000 shares of Polycom common stock to a nonemployee director who is newly elected or appointed to the Board, subject to restrictions on exercisability as determined by the Compensation Committee of the Board.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1.	Amendment to Polycom, Inc. 2004 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Vice President, General Counsel and Secretary

Date: March 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Polycom, Inc. 2004 Equity Incentive Plan